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Exhibit 99.1

PRESS RELEASE

For:	THE MACERICH COMPANY

Press Contact:	Arthur Coppola, President and Chief Executive Officer

Or

Thomas E. O'Hern, Executive Vice President and Chief Financial Officer

(310) 394-6000

MACERICH ANNOUNCES COMPLETION OF $1.475 BILLION ACQUISITION OF WESTCOR

        Santa Monica, CA (7/29/02)—The Macerich Partnership L.P., the operating partnership of The Macerich Company (NYSE Symbol: MAC), today announced that it has completed its acquisition of Westcor Realty Limited Partnership and its affiliated companies ("Westcor"). Westcor is the dominant owner, operator and developer of regional malls and specialty retail assets in the greater Phoenix area.

        The total purchase price was approximately $1.475 billion including the assumption of $733 million in existing debt and the issuance of approximately $72 million of convertible preferred operating partnership units at a price of $36.55 per unit. Each preferred operating partnership unit is convertible into a common operating partnership unit. The balance of the purchase price was paid in cash which was provided primarily from a $380 million interim loan with a term of up to 18 months bearing interest at an average rate of LIBOR plus 3.25% and a $250 million term loan with a maturity of up to five years with an interest rate ranging from LIBOR plus 2.75% to LIBOR plus 3.00% depending on the Company's overall leverage.

        Concurrent with the closing the Company also replaced its $200 million line of credit with a new $425 million revolving line of credit. This increased line of credit has a three-year term plus a one-year extension. The interest rate fluctuates from LIBOR plus 1.75% to LIBOR plus 3.00% depending on the Company's overall leverage level. At closing the interest rate was 4.82%. Co-lead arrangers on the credit facilities were Deutsche Bank Securities Inc. and JP Morgan Securities Inc.

        The assets acquired include some of the leading retail assets in the country, including Scottsdale Fashion Square and Chandler Fashion Center in the Phoenix area and FlatIron Crossing in Colorado's Denver-Boulder area. The gross leasable area in the Westcor portfolio totals 15.6 million square feet (see attached schedule). In addition, the Westcor portfolio includes two retail properties in Arizona that recently broke ground, as well as option rights for over 1,000 acres of valuable, well-situated undeveloped land.

        Deutsche Bank Securities, Inc. acted as financial advisor to Macerich for the transaction.

        The Macerich Company is a fully integrated self-managed and self-administered real estate investment trust, which focuses on the acquisition, leasing, management and redevelopment of regional malls and community centers throughout the United States. The Company is the sole general partner and owns a 78% ownership interest in The Macerich Partnership, L.P. Macerich now owns interests in 56 regional malls and 21 community centers totaling approximately 58 million square feet. Additional information about The Macerich Company can be obtained from the Company's web site at www.macerich.com.

        Note: This release contains statements that constitute forward-looking statements. Stockholders are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to vary materially from those anticipated, expected or projected. Such factors include, among others, general industry, economic and business conditions, which will, among other things, affect demand for retail space or retail goods, availability and creditworthiness of current and prospective tenants, tenant bankruptcies, lease rates and terms, availability and cost of financing and operating expenses; adverse changes in the real estate markets including, among other things, competition from other companies, retail formats and technology, risks of real estate development and redevelopment, acquisitions and dispositions; governmental actions and initiatives; environmental and safety requirements; and terrorist activities which could adversely affect all of the above factors. The reader is directed to the Company's various filings with the Securities and Exchange Commission, for a discussion of such risks and uncertainties.

(See attachment)

###

WESTCOR PROPERTY LISTING

	Location	Year Built/ Expanded	Ownership	Total GLA	GLA excluding Department stores	Mall shop Sales Per Square Ft.	March 2002 Occupancy	Department Stores
Regional Malls:
Scottsdale Fashion Square	Scottsdale(Phoenix), Arizona	1961/1991/1998	50%	1,930,832	591,249	$550	94%	Dillards, Macy's, Neiman-Marcus, Nordstrom,Robinson-May, (2)Harkins
Flagstaff Mall	Flagstaff, Arizona	1979/1986	100%	352,788	148,776	$320	81%	Dillards, JC Penney, Sears
Paradise Valley Mall	Phoenix, Arizona	1979/1990	100%	1,222,353	391,779	$384	96%	Dillards, JC Penney, Macy's, Robinson-May, Sears, Harkins Theater
Desert Sky Mall	Phoenix, Arizona	1981/1993	50%	887,494	280,480	$275	79%	Dillards, Mervyn's, Burlington Coat Factory, Sears, Harkins Theater
Superstition Springs Center	Mesa (Phoenix), Arizona	1990/1994	33%	1,060,461	342,291	$366	91%	Dillards, JC Penney, Mervyn's, Robinson-May, Sears, Super Saver Cinema
Arrowhead Towne Center	Glendale (Phoenix), Arizona	1993	33%	1,130,610	346,540	$402	89%	Dillards, JC Penney, Mervyn's, Robinson-May,Sears (3/02), AMC
FlatIron Crossing	Broomfield, Colorado	2000	50%	1,495,912	684,236	$386	94%	Dillards, Nordstrom,Foleys,Lord & Taylor, Gaylans, AMC
Chandler Fashion Center	Chandler (Phoenix), Arizona	2001	100%	1,294,481	532,196	opened 10/01	96%	Dillards, Nordstrom,Robinson-May, Sears, Harkins Theatre

Mall sub-totals:				9,374,931	3,317,547	$407	92%

Regional Malls-Under Development
Prescott Gateway	Prescott, Arizona	2002	100%	566,706	303,266	opened 3/02	61%	Dillards, JC Penney, Sears

Mall Totals				9,941,637	3,620,813

								Majors
Urban Villages
Arizona Lifestyles Galleries	Phoenix, Arizona	1982	50%	125,092	125,092		100%	Thomasville, Home One Furniture, Stratford Antiques, Colorado Retreat
Paradise Village Gateway	Phoenix, Arizona	1995/2001	67%	223,104	223,104		100%	Bed, Bath & Beyond, Ross, PetsMART, Staples, Albertsons, Walgreens, Garcias
PVIC—ground leases	Phoenix, Arizona	various	50%	245,540	245,540		N/A	Mervyn's, BJ's Auto Spa, Coco's, Chili's, Red Lobster, Olive Garden, Houlihans
Village Center	Phoenix, Arizona	1985	50%	195,191	195,191		100%	Comp USA, Target, REI
Village Crossroads	Phoenix, Arizona	1993	50%	187,336	187,336		100%	Michaels, Burlington Coat, Outback Steakhouse, Don Pablos
Village Fair	Phoenix, Arizona	1989	50%	272,617	272,617		97%	Office Max, Ulta, Sports Authority, Toys R Us, Strouds, Best Buy
Village Plaza	Phoenix, Arizona	1978	100%	110,612	110,612		96%	Sun Foods Market, Osco
Village Square I	Phoenix, Arizona	1978	100%	136,890	136,890		100%	Circuit City, TJ Maxx
Village Square II	Phoenix, Arizona	1978	100%	147,615	147,615		96%	Mervyn's, Big 5, Marie Callender
Camelback Colonnade	Phoenix, Arizona	1961-1976,1994	75%	588,137	588,137		97%	Marshalls, Fry's,Best Buy, Mervyns,Last Chance,Michael's, Old Navy, Petsmart, MCI
Promenade	Sun City, Arizona	1983	50%	70,125	70,125		93%	York Furniture
Superstition Springs Power Cntr.	Mesa (Phoenix), Arizona	1991	100%	279,144	279,144		100%	Ross, Best Buy, Service Merchandise, Burlington Coat, Walmart, Olive Garden
Chandler Festival	Chandler (Phoenix), Arizona	2001	50%	367,795	367,795		90%	Ultimate Elec, PetsMART, Nordstrom Rack, Lowe's, Ross, TJMaxx,Linens&Things, Office Max
Chandler Gateway	Chandler (Phoenix), Arizona	2001-2002	50%	255,955	255,955		93%	Razmataz, Circuit City, Great Indoors, Paddy O Furniture, Olive Garden, BofA, Abuelos
Chandler Blvd (existing)	Chandler (Phoenix), Arizona	2001-2002	50%	51,582	51,582		57%	PF Changs, Compass Bank
Chandler Blvd (11 pads)	Chandler (Phoenix), Arizona	2002-2004	50%	113,800	113,800		To be built
Westbar	Phoenix, Arizona	various	75%	898,005	898,005		N/A	Circuit City, Old Navy, Premier Inn, Wyndham Hotel, Cost Plus, UA, Barnes&Noble
Specialty Retail
Borgata	Scottsdale, Arizona	1981	100%	87,724	87,724		87%	Specialty Shops
Shops at Gainey Village	Scottsdale, Arizona	2000	50%	138,319	138,319		95%	Garduno's, Bloom
Hilton Village	Scottsdale, Arizona	1982	50%	96,640	96,640		97%	Houston's, Bank One, Wells Fargo
Development Projects
Scottsdale 101	Scottsdale(Phoenix), Arizona	2003	46%	629,000	629,000		To be built
La Encantada	Tucson, Arizona	2002-2004	100%	258,000	258,000		To be built	Harkin's Theatre, Circuit City, Expo, Bed, Bath & Beyond
Office
Scottsdale Fashion Office	Scottsdale(Phoenix), Arizona	1989	50%	123,581	123,581		88%	Norwest Bank, Net Pro Computing, Vision Offices
Paradise Village Office Park	Phoenix, Arizona	1982	50%	46,650	46,650		94%	SW Risk Services, Cimato & Assoc, Churchill Mortgage

Total Non-Mall				5,648,454	5,648,454	$280	96%

Total Portfolio				15,590,091	9,269,267

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Exhibit 99.1
MACERICH ANNOUNCES COMPLETION OF $1.475 BILLION ACQUISITION OF WESTCOR